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                                                                     Exhibit 5.1

BAKER BOTTS L.L.P.                                 ONE SHELL PLAZA    AUSTIN
                                                   910 LOUISIANA      BAKU
Exhibit 5.1                                        HOUSTON, TEXAS     DALLAS
                                                   77002-4995         HOUSTON
                                                   713.229.1234       LONDON
                                                   FAX 713.229.1522   MOSCOW
                                                                      NEW YORK
                                                                      RIYADH
                                                                      WASHINGTON

May 3, 2005


Westlake Chemical Corporation
2801 Post Oak Boulevard, Suite 600
Houston, Texas 77056

Ladies and Gentlemen:

          As set forth in the Registration Statement on Form S-3 (the "Registration Statement") to be filed by Westlake Chemical Corporation, a Delaware corporation (the "Company"), and the subsidiary guarantors named in
Schedule I hereto (the "Subsidiary Guarantors") with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), relating to securities to be issued and sold by the Company and the Subsidiary Guarantors from time to time pursuant to Rule 415 under the Act for an aggregate initial offering price not to exceed $750,000,000, certain legal matters in connection with such securities are being passed upon for you by us. Such securities include (i) unsecured senior debt securities of the Company (the "Senior Debt Securities"), (ii) unsecured subordinated debt securities of the Company (the "Subordinated Debt Securities" and, together with the Senior Debt Securities, the "Debt Securities"), (iii) guarantees of the Debt Securities (the "Subsidiary Guarantees") by the Subsidiary Guarantors, (iv) shares of preferred stock, par value $0.01 per share, of the Company (the "Preferred Stock"), (v) shares of common stock, par value $0.01 per share, of the Company (the "Common Stock") and (vi) warrants to purchase any combination of Debt Securities, Common Stock, Preferred Stock and other securities (the "Warrants"). The Debt Securities, the Subsidiary Guarantees, the Preferred Stock, the Common Stock and the Warrants are collectively referred to herein as the "Securities." At your request, this opinion is being furnished to you for filing as Exhibit 5.1 to the Registration Statement.

          Each series of Debt Securities will be issued:

          (i) in the case of the Senior Debt Securities, pursuant to an indenture to be entered into among the Company, as issuer, the Subsidiary Guarantors, as subsidiary guarantors, if applicable, and the trustee (the "Senior Indenture"); and

          (ii) in the case of the Subordinated Debt Securities, pursuant to an indenture to be entered into among the Company, as issuer, the Subsidiary Guarantors, as subsidiary guarantors, if applicable, and the trustee (the "Subordinated Indenture" and, together with the Senior Indenture, the "Indentures").

          Each Indenture will be supplemented, in connection with the issuance of each such series, by a supplemental indenture, officers' certificate or other writing thereunder establishing the form and terms of such series.

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BAKER BOTTS L.L.P.
Westlake Chemical Corporation           2                           May 3, 2005


          In our capacity as your counsel in the connection referred to above, we have examined originals, or copies certified or otherwise identified, of (i) the Amended and Restated Certificate of Incorporation and the Amended and Restated Bylaws of the Company, each as amended to date (together, the "Charter Documents"), (ii) the charters or bylaws or other organizational documents, as applicable, of each of the Subsidiary Guarantors, (iii) the form of Senior Indenture and the form of Subordinated Indenture (each as filed as an exhibit to the Registration Statement), and (iv) the corporate records of the Company and the Subsidiary Guarantors, certificates of public officials and of representatives of the Company, including minute books of the Company and the Subsidiary Guarantors as furnished to us by the Company, statutes and other instruments and documents as a basis for the opinions hereinafter expressed. In giving such opinions, we have relied upon certificates of officers of the Company and of public officials with respect to the accuracy of the material factual matters contained in such certificates. In giving the opinions below, we have assumed that the signatures on all documents examined by us are genuine, that all documents submitted to us as originals are accurate and complete, that all documents submitted to us as copies are true and correct copies of the originals thereof and that all information submitted to us was accurate and complete. In connection with this opinion, we have assumed that:

          (i) the Registration Statement and any amendments thereto (including post-effective amendments) will have become effective under the Act;

          (ii) a prospectus supplement will have been prepared and filed with the Commission describing the Securities offered thereby;

          (iii) all Securities will be offered, issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the applicable prospectus supplement;

          (iv) the Board of Directors of the Company and, if applicable, each Subsidiary Guarantor or, to the extent permitted by the charters, bylaws or other organizational documents and the corporation or limited partnership laws of the jurisdiction of incorporation or organization of the Company and, if applicable, each Subsidiary Guarantor, a duly constituted and acting committee thereof (such Board of Directors or committee being hereinafter referred to as the "Board") will have taken all necessary action (corporate and other organizational) to authorize the issuance of the Securities and any other Securities issuable on the conversion, exchange, redemption or exercise thereof, and to authorize the terms of the offering and sale of such Securities and related matters;

          (v) a definitive purchase, underwriting or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Company, the Subsidiary Guarantors, if applicable, and the other parties thereto (the "Purchase Agreement");

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BAKER BOTTS L.L.P.
Westlake Chemical Corporation           3                           May 3, 2005


          (vi) any securities issuable upon conversion, exchange, redemption or exercise of any Securities being offered will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange, redemption or exercise;

          (vii) all Securities will be delivered in accordance with either (a) the provisions of the applicable Purchase Agreement approved by the Board upon payment of the consideration therefor provided for therein or (b) upon conversion, exchange, redemption or exercise of any other Security, in accordance with the terms of such Security or the instrument governing such Security providing for such conversion, exchange, redemption or exercise as approved by the Board, for the consideration approved by the Board;

          (viii) in the case of shares of Common Stock or Preferred Stock, certificates representing such shares will have been duly executed, countersigned, registered and delivered, or if uncertificated, valid book-entry notations will have been made in the share register of the Company, in each case in accordance with the provisions of the Charter Documents; there will be sufficient shares of Common Stock or Preferred Stock authorized under the Charter Documents and not otherwise issued or reserved for issuance; and the purchase price therefor payable to the Company, or, if such shares are issuable on the conversion, exchange, redemption or exercise of another Security, the consideration payable to the Company for such conversion, exchange, redemption or exercise will not be less than the par value of such shares;

          (ix) in the case of shares of Preferred Stock of any series, the Board will have taken all necessary corporate action to designate and establish the terms of such series and will have caused a certificate of designations respecting such series to be prepared and filed with the Secretary of State of the State of Delaware;

          (x) in the case of Warrants, the Board will have taken all necessary corporate action to authorize the creation of and the terms of such Warrants and the issuance of the Securities to be issued pursuant thereto and to approve the warrant agreement relating thereto; such warrant agreement will have been duly executed and delivered by the Company and the warrant agent thereunder appointed by the Company; neither such Warrants nor such warrant agreement will include any provision that is unenforceable; and such Warrants or certificates representing such Warrants will have been duly executed, countersigned, registered and delivered in accordance with the provisions of such warrant agreement; and

          (xi) in the case of Debt Securities of any series issuable under an
     Indenture:

               (a) if such Debt Securities are Senior Debt Securities, an indenture substantially in the form of the Senior Indenture will have been duly executed and delivered by the Company, the Subsidiary Guarantors, as applicable, and the trustee thereunder;

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BAKER BOTTS L.L.P.
Westlake Chemical Corporation           4                           May 3, 2005


               (b) if such Debt Securities are Subordinated Debt Securities, an indenture substantially in the form of the Subordinated Indenture will have been duly executed and delivered by the Company, the Subsidiary Guarantors, as applicable, and the trustee thereunder;

               (c) the Board will have taken all necessary corporate action to designate and establish the terms of such series of Debt Securities in accordance with the terms of the Indenture under which such Debt Securities will be issued, and such Debt Securities will not include any provision that is unenforceable;

               (d) the Indenture under which such Debt Securities will be issued will have become qualified under the Trust Indenture Act of 1939, as amended; and

               (e) Debt Securities complying with the terms of the Indenture under which such Debt Securities will be issued will have been duly executed, authenticated, issued and delivered in accordance with the provisions of such Indenture.

          On the basis of the foregoing, and subject to the assumptions, limitations and qualifications hereinafter set forth, we are of the opinion that:

          1. The shares of Common Stock and Preferred Stock included in the Securities will, when issued, have been duly authorized and validly issued and will be fully paid and nonassessable.

          2. The Debt Securities and any Subsidiary Guarantees included in the Securities will, when issued, constitute legal, valid and binding obligations of the Company and the Subsidiary Guarantors, respectively, enforceable against the Company and the Subsidiary Guarantors, respectively, in accordance with their respective terms, except as the enforceability thereof is subject to (i) any applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or conveyance or other laws relating to or affecting creditors' rights generally, and
     (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

          3. The Warrants included in the Securities will, when issued, have been duly authorized and validly issued.

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BAKER BOTTS L.L.P.
Westlake Chemical Corporation           5                           May 3, 2005


          The opinions set forth above are limited in all respects to matters of the contract law of the State of New York, the General Corporation Law of the State of Delaware and applicable federal law. We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement. We also consent to the reference to our Firm under the heading "Legal Opinions" in the prospectus forming a part of the Registration Statement. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

                                                   Very truly yours,


                                                   /s/ Baker Botts L.L.P.

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SCHEDULE I

                              SUBSIDIARY GUARANTORS

                                        Jurisdiction of Incorporation
                Name                           or Organization
                ----                    -----------------------------
Geismar Holdings, Inc.                             Delaware
Geismar Vinyls Company LP                          Delaware
GVGP, Inc.                                         Delaware
North American Bristol Corporation                 Delaware
North American Pipe Corporation                    Delaware
North American Profiles, Inc.                      Delaware
Van Buren Pipe Corporation                         Delaware
Westech Building Products, Inc.                    Delaware
Westlake Chemical Holdings, Inc.                   Delaware
Westlake Chemical Investments, Inc.                Delaware
Westlake Chemical Manufacturing, Inc.              Delaware
Westlake Chemical Products, Inc.                   Delaware
Westlake Development Corporation                   Delaware
Westlake International Corporation                 Delaware
Westlake Management Services, Inc.                 Delaware
Westlake Olefins Corporation                       Delaware
Westlake Petrochemicals LP                         Delaware
Westlake Polymers LP                               Delaware
Westlake PVC Corporation                           Delaware
Westlake Resources Corporation                     Delaware
Westlake Styrene LP                                Delaware
Westlake Vinyl Corporation                         Delaware
Westlake Vinyls, Inc.                              Delaware
WPT LP                                             Delaware